Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-145387) on Form S-1/A (Amendment No. 2) of Interlink Electronics of our report dated March 26, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule, included in and incorporated by reference in the Annual Report on Form 10-K of Interlink Electronics for the year ended December 31, 2007.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM AND GOLDSTEIN, LLP
Los Angeles, California
March 28, 2008